Exhibit 99.1

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Towers Watson Aligns Executive Compensation Consulting Strategy With Evolving Range of Client Needs

New strategy follows completion of in-depth client study

New York — April 30, 2010 — After an extensive three-month review of the executive compensation (EC) consulting market in the U.S., Towers Watson (NYSE, NASDAQ: TW) today reaffirmed its commitment to the EC consulting business, while reorienting its strategic approach to meet the evolving needs of clients. The strategic review was prompted in part by new Securities and Exchange Commission (SEC) proxy rules that require companies in some situations to disclose the consulting fees they pay to firms that provide both EC and other consulting services.

“Our research has confirmed an evolution in the executive compensation consulting marketplace,” said John Haley, CEO of Towers Watson, “We are adjusting our business approach to meet the needs of this changing market while maintaining our absolute commitment to Towers Watson’s continued leadership in the field.”

While the recent study confirmed that the majority of U.S. companies consider EC consultant independence as one of the factors influencing how they buy EC consulting services, there were a variety of ways they felt they could ensure independence. Further, the vast majority of clients expressed a desire to continue working with a global consulting firm with access to relevant benchmarking data and research. With that in mind, Towers Watson is embracing a clients-first strategy that provides clients with the leading, best-in-class consulting expertise, data and research needed under the full range of governance approaches.

•                  Towers Watson will continue to work with client Board Compensation Committees that are comfortable with the company’s existing stringent and long-standing EC consulting protocols, which include full disclosure of the firm’s business relationship, rigorous peer review and audit, and restrictions on cross-selling of services by  EC consultants.  These protocols have proven effective in ensuring the independence of Towers Watson’s advice on EC matters for many years.

•                  For those clients who believe that retaining separate EC advisors for the Compensation Committee and management is the best governance model, Towers Watson will focus on providing EC consulting services to management where another consulting firm serves as the EC advisor to the Compensation Committee.  To facilitate this approach for its existing clients who decide this governance model is best for them, an independent, non-affiliated consulting firm, Pay Governance LLC will be formed, staffed by former Towers Watson EC consultants who will serve as Board-level advisors. Clients who choose to work with both Towers Watson and Pay Governance LLC for their EC needs will benefit from the consultants’ expertise and a similar approach, while maintaining a clear division between management and Compensation Committee consulting activities.

“Our approach to the evolving executive compensation consulting marketplace is driven by client need,” said Doug Friske, Global Head of EC at Towers Watson. “We believe the right answer for any company should reflect the company’s strategic priorities, need for comprehensive consulting support, desired governance structure and relationship with a trusted advisor. Our strategy is to continue providing objective advice based on industry and practice knowledge, access to comprehensive data and deep research and resources with relevant experience to address our clients’ needs.  We are also focused on how Towers Watson’s EC consulting practice goes to market by providing clients with a variety of options that will meet their needs today and in the future.

“As companies gain a better understanding of the compensation consulting options available, there are likely to be continued shifts in buying patterns and service offerings across the industry. We believe Towers Watson is uniquely positioned to serve the market for EC consulting services and continue our tradition as a market leader. The creation of Pay Governance LLC leaves both companies well-positioned to advise clients on today’s increasingly complex executive pay issues while maximizing the wealth of knowledge and expertise available within Towers Watson and from the consultants who will comprise Pay Governance LLC.”

Pay Governance LLC , which will formally launch on July 1, will be led by a group of former senior leaders at Towers Watson, including John England, Ira Kay and Richard Meischeid. Under the terms of the proposed transaction, Towers Watson, in consideration of certain payments by Pay Governance LLC, will transition a select number of current and former Towers Watson associates to the new firm over the remainder of calendar year 2010, with additional staff transitioning after that based on market demand.

The research leading to this newly expanded approach to EC consulting was based on interviews with more than 100 Human Resources executives, Compensation Committee members and EC consultants. The study, conducted by an independent research firm and an independent management consulting firm, explored issues in many areas of EC consulting, including the new SEC disclosure rules and companies’ views on potential conflicts of interest. The reorientation of Towers Watson’s EC consulting strategy is not expected to change the company’s financial guidance for the remainder of fiscal 2010. The impact on annual revenues and net operating income as a result of Towers Watson staff moving to Pay Governance LLC is expected to be approximately $10 million and $3 million, respectively. Towers Watson anticipates that this impact may be offset by potential opportunities created through a reduction in perceived conflicts, as clients who were previously concerned about independence issues may no longer place limits on the work Towers Watson does in other areas.

In addition to the need for a range of EC consulting models, the research showed that the most important criteria behind the selection of a consulting firm are the consultancy’s expertise, quality and depth of data and research, and the relationship with the individual consultant.

“While we do see a shift in the buying patterns for EC consulting services, the factors behind those buying decisions remain constant,” said Friske. “As the long-standing leader in EC consulting services, we believe Towers Watson offers clients unmatched value through a unique combination of experience, data and research, all delivered by the most knowledgeable, strategic consultants in the industry.”

About Towers Watson Executive Compensation Consulting

Towers Watson is the world’s largest executive compensation consultancy, with more than 350 executive compensation consultants in 16 countries providing advice to over 3,000 clients. In the U.S., Towers Watson provides executive compensation advisory services to the boards of 27% of the Fortune 1000 and provides executive compensation services and data to management in 33% of the Russell 3000, according to Equilar. Similarly, in the U.K., Towers Watson provides executive compensation advisory services to over 40% of the FTSE 100, according to Manifest, a proxy advisory firm.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With approximately 14,000 full-time and contract associates around the world, we offer solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson was formed on January 1, 2010, from the merger of Towers Perrin and Watson Wyatt, two leading multi-service firms that provide a broad array of consulting services to organizations around the world.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology.  Such statements are based upon the current beliefs and expectations of Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to recruit and retain qualified employees and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson’s business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, filed with the SEC on December 23, 2009, as updated in Towers Watson’s Quarterly Report on Form 10-Q for the period ended December 31, 2009, filed with the SEC on February 8, 2010; and under “Risk Factors” in Watson Wyatt’s Annual Report on Form 10-K filed on August 14, 2009 with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.